Silver Star Properties Announces Approval of Pivot to Self-Storage and the Acquisition of Southern Star Self-Storage Investment Company

Houston, TX | April 06, 2023 02:01 PM Central Daylight Time

Silver Star Properties REIT, Inc. (“Silver Star Properties”), formerly known as Hartman Short Term Income Properties XX, Inc., announces that its Executive Committee has approved the repositioning plan to pivot the company’s assets into the self-storage asset class. As an additional part of this plan, the board of directors also approved the acquisition of Southern Star Self-Storage Investment Company (“Southern Star Self-Storage”), and it has reached a long-term employment agreement with Mark Torok, Chief Executive Officer (“CEO”), as it solidifies its pivot away from office, retail, and light industrial assets into self-storage.

Southern Star Self-Storage is a privately held real estate company that specializes in the sponsorship and management of DST investments in self-storage properties. Established in 2019, the company currently operates a portfolio of 9 properties, which together comprise 321,291 net rentable square feet (NRSF) spread across 2,526 units. Additionally, the company has two facilities, totaling 208,220 NRSF and 703 units, under contract that are expected to close by June 1, 2023. Most of the facilities also have parking for boats, RV’s and autos. The facilities generally contain both climate and non-climate-controlled units and are located predominantly in secondary and tertiary markets in Texas, Florida, North Carolina, and Colorado.

Gerald Haddock, Lead Director of Silver Star Properties, emphasized the significance of the acquisition and stated, “The acquisition of Southern Star Self-Storage underscores our commitment to repositioning the Company’s assets into the self-storage asset class to maximize shareholder value. The firm inherits experienced self-storage operating capabilities and investment prowess through its Southern Star Self-Storage's management team. Southern Star Self-Storage will use its expertise in developing assets with DSTs and operate as a "Sister" company alongside a subsidiary of current Silver Star Properties’ operations. Silver Star Properties intends to deploy its capital into the larger and more development-oriented assets in order to take advantage of the acquisition skillsets of the current Silver Star Properties Management Team. This is an exciting milestone for the company, as it begins this part of the business with Mark’s team.”

In conjunction with the acquisition, Mark Torok signed a three-year employment agreement with the company, with the goal of creating liquidity for existing shareholders through listing the company on a public exchange. “I am honored to be leading, with the guidance of the Executive Committee, the repositioning pivot that we have been developing for several months with the primary goal to maximize shareholder value and improve liquidity for our investors. With it, we will shift our predominantly out of favor office assets into a stable, recession-resilient, and growing subset of investment real estate. I am thrilled to take the company to new heights and deliver value to our shareholders through a public listing.”

To align the interests of our leadership with our investors in carrying out the repositioning plan, Mark Torok and the members of the Executive Committee have been awarded participation units in a long-term incentive plan.

Silver Star Properties has extensive experience acquiring, owning, managing, and leasing commercial office, retail, light industrial, self-storage, and warehouse properties located in Texas.

Forward-Looking Statements: This press release contains certain statements which may be forward-looking statements. Because such statements include risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and you should not place undue reliance on any such statements. Several important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of the annual report on Form 10-K for Silver Star Properties REIT, Inc. and other reports filed with the Securities and Exchange
Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.